Exhibit (j)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the DWS U.S. Government Securities Fund's (formerly Scudder U.S. Government Securities Fund) (the "Fund") Class A, Class B, Class C, Class M, and Institutional Class Shares Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Fund's Class A, Class B, Class C, Class M, and Institutional Shares Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 40 to the Registration Statement (Form N-1A, No. 2-57937) of our report dated December 19, 2005, on the financial statements and financial highlights of the Scudder Strategic Income Fund, included in the Fund's Annual Report dated October 31, 2005.


                                                     /s/ERNST & YOUNG LLP


Boston, Massachusetts
January 25, 2006